UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT


                Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934

                Date of Report: January 19, 1999
     (Date of Earliest Event Reported): (January 13, 1999)


              SCOTT & STRINGFELLOW FINANCIAL, INC.
     (Exact name of registrant as specified in its charter)


                 Commission File Number 0-15105

                 Virginia                  54-1315256
        State or other jurisdiction      I.R.S. Employer
             of incorporation           Identification No.


          909 East Main Street  Richmond, Virginia  23219
(Address of principal executive office)          (Zip Code)

                         (804) 643-1811
      (Registrant's telephone number, including area code)



















                       Page 1 of 2 pages






Item 5. Other Events

The shareholders of Scott & Stringfellow Financial Inc. (Nasdaq NMS: SCOT) approved the Company's previously announced merger agreement with BB&T
Corporation at their annual meeting held on January 13, 1999.   Under the terms
of the agreement, Scott & Stringfellow shareholders will receive one share of BB&T common stock for each share of Scott & Stringfellow common stock. The transaction is expected to close prior to March 31, 1999.

Scott & Stringfellow Financial Inc. is a publicly-owned holding company which operates Scott & Stringfellow Inc. founded in 1893 and the South's oldest member of the New York Stock Exchange. The company has approximately 635 employees, including 257 investment brokers, located in 31 offices in Virginia, North Carolina, South Carolina and West Virginia. Scott & Stringfellow Financial Inc. common stock trades on the Nasdaq National Market System under the symbol SCOT.



                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



     SCOTT & STRINGFELLOW FINANCIAL, INC.


     By:/s/Mike D. Johnston                       January 19, 1999
           Mike D. Johnston                       Date
           Executive Vice President and
           Chief Financial Officer